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                                                                       EXHIBIT A

          Consent Agreement Pursuant to 17 C.F.R. Section 13d-1(f)(1)

         Each of the undersigned hereby consents and agrees to the filing on behalf of each of them of the foregoing joint statement on Schedule 13D pursuant to 17 C.F.R. 13d-1(f)(1) with respect to his/its beneficial ownership of the shares of the Issuer.


                                 FINANCIAL INSTITUTION PARTNERS, L.P.
                                 by its General Partner, Hovde Capital, Inc.

                                 By:        /s/ Eric D. Hovde
                                         --------------------------------------
                                 Its:    President


                                 HOVDE CAPITAL, INC.

                                 By:       /s/ Eric D. Hovde
                                         --------------------------------------
                                 Its:    President


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